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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of DrugMax.com, Inc. on Form SB-2 of our report dated June 26, 2000 (June 30, 2000 as to Note 13 and October 27, 2000 as to Note 12) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
November 1, 2000